Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:

800-348-1074, ext. 3333

CARROLS RESTAURANT GROUP, INC. ANNOUNCES THE AGREEMENT OF FUNDS MANAGED BY JEFFERIES CAPITAL PARTNERS TO PURCHASE FROM MADISON DEARBORN AND BIB HOLDINGS ALL OF THEIR COMMON STOCK OF CARROLS RESTAURANT GROUP, INC.

Syracuse, New York - (Businesswire) - June 16, 2009 - Carrols Restaurant Group, Inc. (Nasdaq: TAST), the parent Company of Carrols Corporation, today announced that its long-time institutional investors, funds managed by affiliates of Madison Dearborn Partners, LLC and BIB Holdings (Bermuda) Ltd., a wholly-owned subsidiary of Bahrain International Bank (E.C.), each entered into agreements to sell all of their common stock holdings in Carrols Restaurant Group, Inc. to funds managed by Jefferies Capital Partners, a private equity investment firm with over $1 billion in equity funds under management.

The agreements provide for the sale by Madison Dearborn and BIB Holdings of a total of 6,559,739 shares of Carrols Restaurant Group's common stock comprising approximately 30.4% of Carrols Restaurant Group's outstanding common stock. The transactions are expected to close on or about July 2, 2009. In connection with the transaction, the Company has entered into a registration rights agreement with the purchasers providing for certain demand and piggyback registration rights with respect to the common stock held by such funds or their affiliates.

BIB Holdings initially acquired a controlling interest in Carrols Restaurant Group in 1996 and Madison Dearborn initially acquired its interest in Carrols Restaurant Group from BIB Holdings in 1997. BIB Holdings and Madison Dearborn previously sold shares of Carrols Restaurant Group's common stock in Carrols Restaurant Group's initial public offering which was completed in December 2006.

Alan Vituli, the Chairman and Chief Executive Officer of Carrols Restaurant Group, Inc. commented, "We are pleased that this transaction is moving forward. It fulfills the objectives of our two longstanding institutional shareholders, Madison Dearborn and BIB Holdings, to provide liquidity to their investors while giving Carrols Restaurant Group a new significant shareholder who has significant experience in the restaurant industry and who is very familiar with our Company."

It is anticipated that if the transactions close, Robin P. Selati, a Managing Director of Madison Dearborn Partners, LLC and Olaseni Adeyemi Sonuga, the General Manager of Bahrain International Bank (E.C.) will both resign from the Board of Directors of Carrols Restaurant Group, Inc. effective upon the closing of each of the transactions, and Brian Friedman, the President of Jefferies Capital Partners and Nicholas Daraviras, a Managing Director of Jefferies Capital Partners will be elected to the Board of Directors to replace Messrs. Selati and Sonuga.

Jefferies Capital Partners is a private equity investment firm focused on select industries, including the Consumer and Restaurant sectors. It is an affiliate of Jefferies & Company, Inc., a New York based investment bank. Brian Friedman is President and Founder of Jefferies Capital Partners and also serves as Chairman of the Executive Committee of Jefferies Group, Inc.

About the Company

Carrols Restaurant Group, Inc., operating through its subsidiaries, including Carrols Corporation, is one of the largest restaurant companies in the United States. The Company operates three restaurant brands in the quick-casual and quick-service restaurant segments with 559 company-owned and operated restaurants in 17 states as of March 29, 2009, and 29 franchised restaurants in the United States, Puerto Rico and Ecuador. Carrols Restaurant Group owns and operates two Hispanic Brand restaurants, Pollo Tropical and Taco Cabana. It is also the largest Burger King franchisee, based on number of restaurants, and has operated Burger King restaurants since 1976.

Forward-Looking Statements

Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent the Company's expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words "may," "might," "believes," "thinks," "anticipates," "plans," "expects," or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward-looking statements. Such statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. Investors are referred to the full discussion of risks and uncertainties as included in the Company's and Carrols Corporation's filings with the Securities and Exchange Commission.